Exhibit 16.1


                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



          April 18, 2007



          SEC Center for Complaints and  Enforcement 100 F Street NE Washington,
          D. C. 20549-0213

          To Whom It May Concern:

          This is to inform you that on April 17, 2007 Total Luxury Group, Inc. (TLED ("the Company") filed a Form 10KSB with the SEC which included a "Report of Independent Registered Public Accounting Firm ("the Report"), covering the consolidated financial statements of Company for the years ended December 31, 2006,

          Our Firm became aware of the filing through our e-mail alert system that we use to track our clients filing.

          The Report that was included in the Form 10KSB was filed without our consent.

          Our firm had been in daily communication with the Company including advising them that we could not issue our opinion for the year ended December 31, 2006, as we were originally engaged to do, because the predecessor auditor had withdrawn their accountant's report and did not reissue their audit opinion for the years ended December 31, 2005 and 2004.

          Individuals that had knowledge of the aforementioned communication included the following:

          Mr. Sandy Masselli
          Chief Executive Officer
          Total Luxury Group, Inc,
          501 Fifth Avenue
          New York, New York 10017 212-682-7888
          masselli@totalluxurygroup.com





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           Mr. Robert Lawand, C.A.
           Chief Financial Officer
           Total Luxury Group, Inc. 501
           Fifth Avenue New York, New York 10017
           212-682-7888

           And

          2340 Lucerne Road, Suite 25
          T.M.R. QC
          514-3815957
          Robert@lawand.ca


          We will be advising the Company that our Firm has decided to resign as the independent auditors for the Company effective immediately.




         Sincerely,

         /s/ Berkovtis, Lago & Company
         -----------------------------
         Berkovtis, Lago & Company


         Joe Berkovits
         jsb@bl-cpa.com
         --------------

         cc:   Sandy Masselli
               Robert Lawand